SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC  20549


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                          May 5, 2003
                  --------------------------
                   Date of Report (Date of
                   earliest event reported)


                     TEMTEX INDUSTRIES, INC.
     ------------------------------------------------------
     (Exact Name of Registrant as Specified in its Charter)


          Delaware                  0-5940             75-1321869
-----------------------------   ---------------  ----------------------
      (State or other           Commission File      (IRS Employer
jurisdiction of incorporation       Number       Identification Number)
     or organization)


1190 W. Oleander Avenue, Perris, California              92571
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(Address of Principal Executive Offices)               (Zip Code)


                         (909) 657-7311
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      (Registrant's telephone number, including area code)



 (Former name or former address, if changed since last report.)

Item 5.   Other Events.

     On May 2, 2003, Temtex Industries, Inc. (the "Company") and Temco Fireplace Products, Inc., one of its wholly owned subsidiaries (collectively, the "Debtors"), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court"). The cases are being jointly administered under Bankruptcy Case No. RS 03-16833 MJ.

     On May 5, 2003, the Bankruptcy Court approved a debtor-in-possession (DIP) financing arrangement with Frost Capital Group ("Frost"). The Debtors and Frost agreed, and the Bankruptcy Court approved, a financing arrangement whereby Frost will convert their $4,000,000 pre-petition accounts receivable lending facility into a post-petition debtor-in possession lending facility on substantially similar terms and conditions. In addition, Frost has agreed to immediately advance $379,000 to the Debtors to supplement the Debtors' current operating cash levels during the initial stages of the reorganization process. Repayment of this advance by the Debtor will commence on or about September 2, 2003 and is to be repaid in full on or about October 31, 2003.

     In addition, the Bankruptcy Court approved the Debtors' other first day motions seeking permission to, among other things:

          1. Administer the Debtors' related Chapter 11 cases jointly;
          2. Continue the use of the Debtors' consolidated cash management system;
          3. Reject the Debtors' real property lease in Nashville, Tennessee;
          4. Pay certain pre-petition wages, retain existing payroll accounts for a limited time period, and honor pre-petition employee benefits;
          5. Maintain certain pre-petition business policies and customer programs;
          6.   Pay certain shipping, reclamation, and tax claims; and
          7. Implement certain procedures with respect to reclamation claims asserted against the Debtors.

                           SIGNATURES
                           ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TEMTEX INDUSTRIES, INC.


Dated: May 9, 2003                 By:  /s/  RICHARD N. ANDERSON
                                      ---------------------------
                                      Richard N. Anderson
                                      President & Chief Executive
                                        Officer